NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
MONDAY, APRIL 30, 2007

GROUP 1 AUTOMOTIVE EXPANDS MORTGAGE FACILITY TO $235 MILLION

HOUSTON, April 30, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that its wholly-owned subsidiary, Group 1 Realty, Inc., has amended its $75 million five-year revolving mortgage facility and expanded it to $235 million. As part of the amendment, the five-year agreement that was originally entered into with Bank of America, N.A. has been syndicated to include eight additional financial institutions.

The $235 million mortgage facility will provide reasonably priced capital to Group 1 for the purpose of acquiring real estate and buildings in conjunction with its dealership acquisitions and the exercise of selective lease buyout options. The facility also permits the company to move real estate in and out with minor limitations. Lenders in the syndicated facility include three manufacturer-affiliated finance companies – BMW Financial Services NA, LLC, Toyota Motor Credit Corporation and Nissan Motor Acceptance Corporation – and six commercial banks. The commercial banks are Bank of America, N.A.; Wachovia Bank, National Association; Comerica Bank; Sovereign Bank; KeyBank National Association and JPMorgan Chase Bank, N.A. The syndication was led by Banc of America Securities LLC.

“The addition of the syndicate members, with the commitments they have made, validates the strength of our relationships with the lending community and their belief in Group 1’s operations,” said Earl J. Hesterberg, Group 1’s president and chief executive officer.

On March 31, 2007, Group 1 and its subsidiaries held $162.3 million in land and improvements on the balance sheet. The company anticipates acquiring additional real estate in conjunction with its dealership acquisitions, expansion of its existing holdings and the selective exercise of lease buyout options.

About Group 1 Automotive, Inc.
Group 1 owns and operates 102 automotive dealerships, 140 franchises and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.